UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2009

THERAGENICS CORPORATION®
(Exact name of registrant as specified in charter)

Delaware	000-15443	58-1528626
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5203 Bristol Industrial Way
Buford, Georgia 30518
(Address of principal executive offices / Zip Code)

(770) 271-0233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 18, 2009, Theragenics Corporation (the "Company") received a letter from the New York Stock Exchange (the "NYSE") notifying the Company that it no longer satisfies one of the NYSE’s standards for continued listing.  Pursuant to NYSE Rule 802.01B, a listed company must maintain shareholders’ equity of at least $75 million if the company’s average market capitalization has been below $75 million for over the last thirty trading days.  The impairment charges and resulting net loss previously reported for the fiscal year ended December 31, 2008 reduced the Company’s stockholders’ equity to $74.1 million, and the Company’s average global market capitalization for the past thirty trading days has been below $75 million.  Under the applicable NYSE procedures, the Company has forty-five days from the receipt of such notice to submit a cure plan to the NYSE.  This plan must demonstrate the Company’s ability to achieve compliance with the continued listing standards within the next eighteen months.  The Company intends to submit a plan that will demonstrate compliance with the listing standard related to maintaining stockholders’ equity of at least $75 million within the required time frame.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ M. Christine Jacobs
M. Christine Jacobs
Chief Executive Officer

Date: March 23, 2009

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